UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2006

EvergreenBancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-32915	91-2097262
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Eastlake Avenue East, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206 628 4250

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2006, William G. Filer II, Executive Vice President and Chief Financial Officer of Registrant and its wholly-owned subsidiary, EvergreenBank (the "Bank"), entered into a Transition Agreement ("Agreement") with the Bank.

The Agreement contains the terms and conditions of Mr. Filer's termination of employment with the Bank effective June 16, 2006, including the payment of six weeks of regular base pay as a lump sum payment less required deductions; the payment of the equivalent of two months of medical, dental and/or vision insurance premiums based on Mr. Filer's coverages on June 16, 2006; company-paid career counseling services through September 30, 2006; and accelerated vesting of Mr. Filer's outstanding nonqualified stock options under the EvergreenBancorp, Inc. 2000 Amended Stock Option Plan, as well as an extended period within which to exercise such options from September 16, 2006 to December 31, 2006. The Agreement also addresses the treatment of other benefits that are or may be available to Mr. Filer.

The foregoing is only intended to be a summary description of certain terms of the referenced agreements and is not intended to be a complete discussion of each agreement. Accordingly, the foregoing is qualified entirely by the full text of the Agreement which is annexed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

A copy of the Transition Agreement between EvergreenBank and William G. Filer II executed on June 8, 2006 is attached hereto and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EvergreenBancorp, Inc.

June 12, 2006	By:	Gerald O. Hatler

Name: Gerald O. Hatler
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

10.1	Transition Agreement of June 8, 2006